Exhibit 99.1



                                                            July 1, 2001


                       STOCK TENDER AND EXCHANGE AGREEMENT

         THIS STOCK TENDER AND EXCHANGE AGREEMENT (this "Agreement") is made and entered into as of the 1st day of July, 2001, by and among SITESTAR CORPORATION, a Nevada corporation (the "Company"), and JAMES N. EPPERSON ("James") and TAMARA
S. EPPERSON ("Tammy") (collectively, James and Tammy are sometimes referred to in this Agreement as the "Majority Shareholders"), and those individuals listed on Annex I attached hereto (such persons, other than the Company, but including James and Tammy, are referred to herein individually as a "Seller" and collectively as the "Sellers".)

                                 R E C I T A L S

         A. The Sellers own all of the outstanding shares of the capital stock of Advanced Internet Services, Inc. a North Carolina corporation which is a successor in interest to two a sole proprietorships one having the same name as the corporation and the other with the name Professional Data Systems ( collectively "ADVI") .

         B. The Company and the Sellers desire the transactions contemplated by this Agreement (the "Transaction") to constitute a tax-free reorganization pursuant to ss.368(a)(1) of the Internal Revenue Code of 1986, as amended, and that this agreement constitute a plan of reorganization.

         C. On the terms and subject to the conditions set forth in this Agreement, the Sellers desire to tender to the Company, and the Company desires to accept from the Sellers, all of the shares of the capital stock of ADVI owned by the Sellers in consideration for the issuance by the Company to the Sellers of Sitestar Common Stock.

                                A G R E E M E N T

         NOW, THEREFORE, with reference to the foregoing facts, the parties agree as follows:

     1.   DEFINITIONS.
          ------------

                  (a) Certain Definitions. All terms defined in this Agreement shall have the defined meanings when used in this Agreement or in any agreement, note, certificate, report or other document made or delivered pursuant to this Agreement, unless otherwise defined or the context otherwise requires. The following terms shall have the following meanings:

                  "Action"  means  any  litigation,  action,  suit,  proceeding,
arbitration   or  claim  before  any  court  or   Governmental   Authority,   or
investigation by any Governmental Authority.

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                  "Affiliate"  shall mean, with respect to any specified Person,
(i) any other Person who, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by, such specified Person, (ii) any other Person who is a director, officer, partner or trustee of the specified Person or a Person described in clause (i) of this definition or any spouse of the specified Person or any such other Person, (iii) any relative of the specified Person or any other Person described in clause (ii) of this definition, or (iv) any Person of which the specified Person and/or any one or more of the Persons specified in clause (i),(ii) or (iii) of this definition, individually or in the aggregate, beneficially own 10% or more of any class of voting securities or otherwise have a substantial beneficial interest.

                  "Annual Financial Statements" shall mean the unaudited balance sheet of ADVI or the balance sheets of its predecessors in interest, as of May 31, 2001, the related statements of income and retained earnings and cash flows for the year including the notes (and schedules) to these financial statements. Trailing 12 months.

                  "Assumed Debt" shall mean those certain loans identified in Exhibit A to this Agreement.

                  "Best Efforts" shall mean the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that the result is achieved as expeditiously as practicable under the circumstances; provided, however, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to (i) take actions that would result in a material adverse change in the benefits to such Person under this Agreement or the transactions contemplated by this Agreement, (ii) make any significant cash payments or (iii) incur any significant liability or obligation.

                  "Best Knowledge" with respect to any Person shall mean and include (i) actual knowledge of the Person, including, the actual knowledge of any of the officers or directors of such Person, and (ii) that knowledge which a prudent businessperson could have obtained in the management of his business after making due inquiry, and after exercising due diligence, with respect thereto.

                  "Business" shall mean providing Internet access, web hosting, network consulting, computer sales and service, and website development, all as currently conducted by the ADVI.

                  "Business Condition" of any Person shall mean the financial condition, results of operations, business, properties or prospects of such Person.

                  "Charter    Documents"   shall  mean  (i)  the   Articles  of
Incorporation, and (ii) the Bylaws.

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

                   "Company Annual Financial Statements" shall mean the unaudited consolidated financial statement of the Company as of May 31, 2001, the related consolidated statements of income and retained earnings and cash flows for the year then ended, including the notes (and schedules) to these financial statements .

                  "Company Current Financial Statements" shall mean the unaudited consolidated balance sheet of the Company as of May 31, 2001 and the related consolidated statements of income and retained earnings for the three-months then ended.

                  "Contract"   shall  mean  any  written  or  oral  note,  bond,
debenture, mortgage, license, agreement, commitment, contract or understanding.

                  "Copyrights"  shall  mean  all  United   States  and   foreign
copyrights, whether or not registered.

                  "Current Balance Sheet" shall mean the unaudited balance sheet of ADVI as at March 30, 2001 included in the Current
Financial Statements.

                  "Current  Financial   Statements"  shall  mean  the  unaudited
balance sheet of ADVI as of May 31, 2001 and the related statements of income and retained earnings for the three-months then ended.

                  "Employment Agreement" shall mean employment agreement entered into between the Company, on one hand, and James, on the other hand, on the date of this Agreement.

                  "Employee Plan" with respect to any Person shall mean any plan, arrangement or Contract providing compensation or benefits to, for or on behalf of employees and/or directors of such Person and/or Affiliates of such Person, including employment, deferred compensation, retirement or severance Contracts; plans pursuant to which Equity Securities are issued, including stock purchase, stock option, stock appreciation rights plans; bonus, severance, phantom stock or incentive compensation plans or arrangements; supplemental unemployment benefit, hospitalization or other medical, life or other insurance; and ERISA Plans

                  "Environmental Laws" shall mean all present and future statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items, of all Governmental Authorities and all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to Hazardous Substances or the protection of the environment in any respect, including, without limitation:
(i) all requirements, including, without limitation, those pertaining to notification, warning, reporting, licensing, permitting, investigation, and remediation of Hazardous Substances; (ii) all requirements pertaining to the protection of employees or the public from exposure to Hazardous Substances or injuries or harm associated therewith; and (iii) the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss.9601 et seq.), the Resource Conservation and Recovery Act (49 U.S.C. ss.6901 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. ss.1801 et seq.), the Clean Air Act (42 U.S.C. ss.7401 et seq.), the Occupational Safety and Health Act (29


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U.S.C. ss.600 et seq.), the Porter-Cologne Water Quality Control Act (California
Water Code ss. 13000 et seq.), the California Hazardous Waste Control Law (Division 20, Chapter 6.5 of the California Health and Safety Code, ss. 25100 et seq.), the Safe Drinking Water and Toxic Enforcement Act of 1986 (Division 20, Chapter 6.6 of the California Health and Safety Code, ss. 25249.5 et seq.), the Carpenter-Presley-Tanner Hazardous Substance Account Act (California Health & Safety Code ss. 25300 et seq.), the Hazardous Materials Release Response Plans and Inventory (Division 20, Chapter 6.95 of the California Health and Safety Code, ss. 25500 et seq.) and all similar federal, state, local and municipal laws as they may from time to time be modified, amended or superseded.

                  "Equity Securities" of any Person shall mean the capital stock of such Person and/or any Stock Equivalents of such Person.


                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                   "Exploit" shall mean manufacture, advertise, license, market, merchandise, promote, publicize, sell, use, market, supply or distribute, and "Exploitation" and "Exploited" shall have a correlative meaning.

                  "GAAP" shall mean generally accepted accounting principles, consistently applied.

                  "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Hazardous  Substance"  means   those  substances  defined  as
hazardous substances in 42 U.S.C.ss. 9601(14) and all other substances defined as hazardous under other applicable Laws.

                  "Indebtedness" means, with respect to any Person, (i) any liability, contingent or otherwise, (a) for borrowed money, capitalized lease obligations, purchase money obligations or other obligations relating to the deferred purchase price of assets or property or (b) evidenced by a note, bond, debenture, letter of credit or similar instrument given in connection with the acquisition, other than in the ordinary course of business, of any property, assets, securities or otherwise, including indebtedness created or arising under conditional sale or other title retention agreements (even though the rights and remedies of the lender under the agreements in the event of default are limited to repossession or sale of the property), (ii) any liability of others described in the preceding clause which such Person has guaranteed or which otherwise is its legal liability, (iii) all indebtedness referred to above secured by (or for which the holder of the indebtedness has an existing right, contingent or


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

otherwise, to be secured by), any Lien upon the property of such Person, whether or not the obligations secured thereby have been assumed, and (iv) any amendment, renewal, extension or refunding of any liability referred to in clauses (i), (ii) and (iii) above; provided, however, that Indebtedness does not include any trade payables of any Person incurred in the ordinary course of business. The amount of Indebtedness of any Person at any date shall be the outstanding balance at the date of all unconditional obligations as described above and the maximum amount of any contingent obligations at the date.

                  "IP" shall mean Patents, Trademarks, Copyrights, Know-How and other rights and property commonly referred to as intellectual property, and rights or licenses to use the same, and any and all applications therefor.

                  "Know-How" shall mean all lab journals, inventions, trade secrets, know-how (including, without limitation, proprietary know-how and use and application know-how), product designs, manufacturing, engineering and other drawings, technology, other intangibles, technical information, safety information, engineering data and design and engineering specifications, research records, market surveys, promotional literature, supplier lists, similar data and formulas and processes.

                  "Law" shall mean any federal, state or local statute, law, rule, regulation, ordinance, order, code, policy or rule of common law, now or hereafter in effect, and in each case as amended, and any judicial or administrative interpretation thereof by a Governmental Authority or otherwise, including any judicial or administrative order, consent, decree or judgment.

                  "Lien" shall mean any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).

                  "Material Contract" shall mean, with respect to any Person, any Contract to which Person is a party or is otherwise bound which is:

                         (i) A Contract which is to be performed in whole or  in
part at or after the date of this Agreement and which (A) cannot be canceled upon 30 days' notice or less and involves aggregate future payments by or to such Person of more than $10,000; (B) involves material nonmonetary obligations to be performed later than one year from the date hereof; (C) otherwise materially affects such Person; or (D) was not entered into in the ordinary course of business;

                         (ii) A Contract  pursuant to which  such Person (A) has
borrowed or is committed or entitled to borrow money in an amount in excess of $10,000; (B) has lent or committed to lend money; (C) has given or is committed to give a guarantee of, or otherwise to incur primary or secondary liability for (including any letter of credit), any obligation of any other party in any amount;


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

                         (iii)  A  Contract  regarding  advertising,  brokerage,
licensing, management, representative or agency relationships;

                        (iv) A Contract with or concerning any labor or employee organization;

                         (v) A Contract for the sale of any  properties,  assets
or rights of such Person for a purchase price in excess of $25,000 or for the grant of any preferential right to purchase any of such assets, properties or rights, or which requires the consent of any third party to the transfer and assignment of such assets, properties or rights;

                         (vi)     A Contract with any Affiliate of such Person;

                         (vii) A Contract (A) under  which the  benefits  cannot
be retained upon the consummation of the transactions contemplated by this Agreement without the written consent or approval of other parties or (B) under which there will be a default as a result of the consummation of the transactions contemplated by this Agreement unless such other parties provide written consent or approval;

                         (viii) A  Contract  involving  the  lease  of  real  or
personal property; and

                         (ix) A Contract requiring  such Person to  make capital
expenditures in excess of $10,000.

                  "ADVI Common Stock" shall mean the Common Stock, no par value per share, of ADVI.

                  "ADVI IP" shall mean all IP that ADVI owns, licenses and/or uses.

                  "ADVI  Material Contract"  shall mean  a  Material Contract of
ADVI.

                  "ADVI Shares" shall mean all of the shares of ADVI Common Stock held by the Sellers.

                  "Patents" shall mean all patents (including all reissues, divisions, continuations, continuations in part and extensions thereof), patent applications and patent disclosures docketed and all other patent rights.

                  "Permitted Liens" shall mean (i) Liens for current taxes not yet delinquent; (ii) restrictions imposed by Law; and (iii) easements and restrictions which are neither individually nor in the aggregate material to ADVI.

                  "Person"   shall  mean  an   individual   or  a   partnership,
corporation,   trust,  association,   Limited  Liability  Company,  Governmental
Authority or other entity.

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

                  "Real Estate" shall mean that certain real property located at 327 West Lebanon Street, Mt. Airy, NC 27030.

                  "SEC" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder.

                  "Securities" of any Person shall mean Equity Securities, Stock Equivalents and any other "security" as that term is defined under the Securities Act of such Person.

                  "Seller Representative" shall mean James Epperson, or such other Seller as may from time to time be elected by the holders of a majority of the ADVI Shares.

                  "Sitestar Shares" shall mean the shares of Sitestar Common Stock to be issued to the Sellers in exchange for their ADVI Shares.

                  "Sitestar Common Stock" shall mean the Common Stock, par value $.001 per share, of the Company.

                  "Stock Equivalents" of any Person shall mean options, warrants, calls, rights, commitments, convertible securities and other securities pursuant to which the holder, directly or indirectly, has the right to acquire (with or without additional consideration) capital stock or equity of such Person.

                  "Subsidiary" of any Person shall mean any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned directly or indirectly by such Person.

                  "Systems" of any Person shall mean all items, products or systems of such Person used in the operation of such Person which incorporate the processing of dates and date-related data (including, without limitation, calculating, comparing and sequencing) that are operationally material to the business as conducted by such Person or its agents or other Persons, including, without limitation, computer systems, infrastructure items, software applications, hardware, and related equipment and utilities.

                  "Trademarks" shall mean all trademark, service mark and trade name rights (including all registrations of trademarks and of other marks, all registrations of trade names, labels and other trade rights and applications for any of the foregoing) and all associated goodwill symbolized thereby or connected therewith.

                  "Transfer" shall mean sell, assign, transfer, pledge, grant a security interest in, or otherwise dispose of, with or without consideration, and "Transferred" shall have a correlative meaning.

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                  "Year 2000 Compliant"  shall mean that all Systems  accurately process dates and date-related data (including, without limitation, calculating, comparing and sequencing) in all material respects before, during and after the year 2000. (b) Other Definitions. In addition to the terms defined in Section 1(a) of this Agreement, the following terms shall have the meanings given the terms in the Sections set forth below:

            Term                                                      Section
            ----                                                      -------
            Acquisition Proposal...................................   6(c)
            Aggregate Consideration............................       2(b)
            Cash...................................................   2(b)
            Claim..................................................   10(c)
            Claim Notice...........................................   10(c)
            Claim Dispute Notice...................................   10(f)
            Closing................................................   3(a)
            Closing Date...........................................   3(a)
            Company Indemnified Party..............................   10(b)
            Company Indemnified Parties............................   10(b)
            Contingent Liabilities.................................   2(b)
            Damages................................................   10(b)
            Direct Claim...........................................   10(c)
            Employees..............................................   9(c)
            Indemnified Party......................................   10(c)
            Indemnifying Party.....................................   10(c)
            Market Price...........................................   2(b)
            Notices................................................   16(a)
            Promissory Note.....................................      2(b)
            Released Claims........................................   6(e)
            Returns................................................   4(y)(ii)
            Sellers Disclosure Letter..............................   4
            Short Period...........................................   4(y)(i)(D)
            Tax Return.............................................   4(y)(i)(A)
            Tax....................................................   4(y)(i)(B)
            Taxing Authority.......................................   4(y)(i)(C)
            Third Party Claim......................................   10(c)

     2    TENDER AND EXCHANGE OF SHARES.
          ------------------------------

                  (a) Tender and Exchange of Shares. On the terms and subject to the conditions of this Agreement, at the Closing, the Sellers shall tender, assign and transfer the ADVI Shares to the Company, and the Company shall accept the ADVI Shares from the Sellers. The Sellers agree that prior to the Closing they will not Transfer any of the ADVI Shares.

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Exchange  Consideration.  The exchange consideration to be issued by the Company for the ADVI Shares shall be a combination of shares of Sitestar Common Stock, "Cash" at closing and a "Secured Promissory Note" in the form attached hereto as an Exhibit, the security for which will be evidenced by a "Security Agreement" in the form attached hereto as an Exhibit. The "Aggregate Consideration" shall be equal to a multiple of six (6) times ADVI's Consolidated Recasted Net Income for the trailing 12-month period ending May 31, 2001 of $276,182 (see Exhibit
C). Twenty percent (20%) of the transaction shall be paid in shares of Sitestar Common Stock. Seller shall receive Cash at closing in the amount of One Hundred
and  Fifty   Thousand   dollars   ($150,000).   The  balance  of  the  Aggregate
Consideration shall be carried in an interest free promissory note, payable quarterly, fully amortized over a six (6) year period. Any "Contingent Liabilities" shall be deducted from the promissory note, reflecting the
aggregate  amount  of  unreimbursed   Indemnification   Claims  of  the  Company
Indemnified Parties under Section 10 of this Agreement. The "Market Price" shall be determined as of the Closing Date and shall be deemed to be $0.055.

All pricing periods will be an average of the Closing prices in the ten (10) trading days prior to Closing day.

                  (C )     Adjustments to the Purchase Price.
                           ----------------------------------

     1. Final Net Income . Upon completion of an audit, to be conducted by Stonefield Josephson (the "Company CPA") on a basis consistent with past practices of ADVI, which shall serve as the basis for payment of any Adjustment to the Exchange Consideration. The Company agrees to pay the cost for the Company's CPA to prepare this Final Net Income. Once completed, the Final Net Income and its components will by adjusted in the same fashion as the ADVI Consolidated Recasted Net Income will be used for purposes of determining the amount of the exchange consideration as set forth in Section 2(a) above. Upon its completion by the Company's CPA, the Final Net Income shall be delivered to the Majority Shareholders, within ten (10) business days of the Majority
Shareholders' receipt of the Final Net Income, Majority Shareholders' and Majority Shareholders' independent certified public accountants (the "Seller CPA" and, together with the Company CPA, the "CPAs") will provide the Majority Shareholders and the Company CPA with a statement setting forth in reasonable detail any proposed adjustments to the Final Net Income (the "Proposed Adjustments"). In the event the Company, the Majority Shareholders' and the CPAs do not mutually agree upon the resolution of the Proposed Adjustments to the Final Net Income within ten (10) business days of delivery of the Proposed Adjustments to the Company, Majority Shareholders and the Company CPA, those Proposed Adjustments which are not resolved ("Unresolved Proposed Adjustments") shall be decided in the following manner:

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

               (i)  the  CPAs  shall  promptly  list  the  Unresolved   Proposed
          Adjustments and each party's final position on each item of dispute;

               (ii) the CPAs shall agree on a third CPA firm (to be one of the recognized top regional public accounting firms with offices in the Piedmont, North Carolina region) (hereinafter, the "Third CPA") to review the Unresolved Proposed Adjustments;

               (iii) the Third CPA shall select one party's position or the other's on each Unresolved Proposed Adjustment, as being the more accurate in accordance with the accounting principles set forth in
          Section 2(c)D below. The decision of the Third CPA shall be rendered within thirty (30) days (unless the parties agree to a longer period of time) of its selection, which decision shall be final and binding on the parties; and

     2. the CPAs shall certify the Final Net Income to Company and the Majority Shareholders' immediately upon resolution of all Unresolved Proposed Adjustments by the Third CPA. Each party shall pay the fees and expenses of its own accountants. The party against which the decision of the Third CPA, if any, is rendered shall pay the fees and out-of-pocket expenses of the Third CPA. If multiple adjustments exist and decisions on individual Unresolved Proposed Adjustments are rendered by the Third CPA against both parties, then the party losing the most in said decisions, determined on an aggregate dollar basis, shall pay the fees and out-of-pocket expenses of the third CPA.

     3. Once finally agreement upon as provided herein above, the Final Net Income shall be used in place of the ADVI Consolidated Recasted Net Income above for purposed of comparison with the total amount of Exchange Consideration as initial determined in Section 2(b) above. If the amount so determined is great or less than the amount initially determined the Exchange Consideration shall be adjusted as provided in Section 2(c)B and C below.


     4. In the event that there are any adjustments made to the Aggregate Purchase Price, said adjustments shall be made to the Promissory Note and reflected in the next installment of the Promissory Note.

     5.  Accounting  Principles.  All  determinations  made as set forth in this
Section 2 shall be made in accordance with the income tax basis of accounting and shall be applied consistent with past accounting practices of the Company. For purposes of the Final Balance Sheet, inventory of the Company shall be determined based on the Company's actual cost.

     3)   CLOSING AND DELIVERIES.
          -----------------------

     a) The Closing. The closing of the tender of the ADVI Shares (the "Closing") shall take place on June 11, 2001, at 2:00 p.m., E.S.T. time, at 327 West Lebanon Street, Mt. Airy, North Carolina or at such other place or time as the parties to this Agreement shall mutually agree upon in writing. The date of the Closing is referred to in this Agreement as the "Closing Date".

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

     b) Deliveries by the Company at the Closing. At the Closing, the Company shall deliver to the Sellers:

                    i)   One Hundred and Fifty Thousand dollars ($150,000).

                    (ii) Fully executed Promissory Note.

                    (iii) Requisite shares of Sitestar Corporation.

                    (iv) Such  documents and  instruments as ADVI may reasonably request to evidence the satisfaction of all conditions precedent set forth in Section 8 of this Agreement.

     (c) Deliveries by the Sellers at the Closing. At the Closing, the Sellers shall deliver to the Company:

                  (i) the certificates evidencing the ADVI Shares, duly endorsed for transfer in blank or accompanied by a stock power duly endorsed in blank;

                  (ii) the Employment and Non-compete Agreement duly executed by James and Tammy; and

                  (iii) such documents and instruments as the Company may reasonably request to evidence the satisfaction of all conditions precedent set forth in Section 7 of this Agreement.

     (d) Further Assurances. At the Closing, each party to this Agreement shall deliver or cause to be delivered, as appropriate, such further certificates, consents and other documents as may be necessary to carry out the terms of this Agreement.

    4)  REPRESENTATIONS AND WARRANTIES OF THE MAJORITY SHAREHOLDERS AND SELLERS.
        ------------------------------------------------------------------------

                  Except as set forth in the disclosure letter delivered by the Majority Shareholders to the Company concurrently with the execution and delivery of this Agreement, which letter shall refer to the relevant Sections of this Agreement (the "Sellers Disclosure Letter"), the Majority Shareholders jointly and severally, represent and warrant to the Company as follows (and the Sellers each make the representations under Section 4(o) only):

     a) Organization, Standing and Corporate Power. ADVI is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina and has all requisite corporate power and corporate authority to own, lease and operate its properties and assets and to carry on its business as now being conducted. Complete and correct copies of the Charter Documents of ADVI have been delivered to the Company. ADVI is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions except where the failure to so qualify would not have a material adverse effect on ADVI.

     b)   Capitalization.

          i) The authorized capital stock of ADVI consists solely of 100,000 shares of ADVI Common Stock. Except for 10,000 shares of ADVI Common Stock, there are no outstanding Equity Securities of ADVI. All of the outstanding Equity Securities of ADVI are owned of record and beneficially as set forth in the ADVI Charter Documents (Exhibit D). All Equity Securities issued by ADVI have been duly authorized and validly issued and are fully paid and nonassessable. The holders of the ADVI Common Stock possess exclusive voting rights with respect to the affairs of ADVI.

          ii) There are no outstanding Stock Equivalents of ADVI. ADVI is not obligated to purchase or redeem any Equity Securities or Stock Equivalents.

          iii) ADVI has not, either directly or through any agent, offered any Securities of ADVI to or solicited any offers to acquire any such Securities from, or otherwise approached, negotiated, or communicated in respect of any such Securities with, any Person in such a manner as to require that the offer or sale of such Securities be registered pursuant to the provisions of Section 5 of the Securities Act and the rules and regulations of the SEC thereunder or the securities laws of any state. ADVI has complied with all federal and state securities and blue sky laws in all offers, sales and purchases of its Securities prior to the date hereof and has not violated any applicable law in making such issuances and purchases of its Securities prior to the date hereof. Any notices required to be filed under federal and state securities and blue sky laws prior to the date hereof have been filed on a timely basis prior to or as so required.

          iv) Each Seller has good and marketable title to his or her ADVI Shares, free and clear of all Liens, and at the Closing the Company will receive good and marketable title to the ADVI Share free and clear of all Liens. The ADVI Shares are not subject to any Stock Equivalents.

     c) Authority; Enforceability; Effect of Agreement.

          i) Each Seller has the requisite capacity to enter into, execute and deliver this Agreement and perform his obligations hereunder. This Agreement has been duly executed and delivered by each Seller and, assuming this Agreement is duly executed and delivered by the Company, constitutes a valid and legally binding obligation of each Seller enforceable against such Seller in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally, or the availability of equitable remedies. No Seller has dissenter's rights under applicable law.

          ii) The execution and delivery by each Seller of this Agreement do not, and compliance by each Seller with the provisions of this Agreement will not, (A) conflict with or result in a breach or default under any of the terms, conditions or provisions of any Contract to which any Seller or ADVI is a party or otherwise bound, or to which any property or asset of any Seller or ADVI is subject; (B) violate any Law applicable to any Seller or ADVI; or (C) result in the creation or imposition of any Lien on any asset of ADVI.

     d) Assets.

          i) ADVI has good and marketable title to all of its assets free and clear of all Liens, other than Permitted Liens and Liens identified in the Sellers Disclosure Letter.

          ii) ADVI's assets consist of all of the properties and assets, excluding cash, used in the conduct of the Business, including all of the properties and assets reflected on the Current Balance Sheet, other than assets sold or transferred in the ordinary course of business since the date of the Current Balance Sheet. Each item of material tangible personal property of ADVI is in good operating condition and repair, ordinary wear and tear excepted, and those items constitute sufficient material tangible personal property for the requirements of the Business as currently conducted.

     e) Accounts Receivable; Subscribers.

          i) The Sellers Disclosure Letter sets forth a true and complete schedule of the Accounts Receivable of ADVI as of the date of the Current Balance Sheet, setting forth a description of the Accounts Receivable including the names and addresses of the account debtors, the balance amount and aging as of the date indicated therein. The Accounts Receivable, whether reflected on the Current Balance Sheet or subsequently created, and all books, records and documents relating to such Accounts Receivable, are genuine and materially accurate. All Accounts Receivable of ADVI, whether reflected on the Current Balance Sheet or subsequently created: (A) constitute bona fide and valid rights of ADVI to collect payments from other Persons; (B) represent credit extended in a manner consistent with ADVI's trade practices; (C) are not subject to any defense, counterclaim or offset; and (D) except for reserves for returns and bad debts set forth in the Current Balance Sheet and arising in the ordinary course of business since the date of the Current Balance Sheet, are fully collectable within 90 days of the respective dates on which such Accounts Receivable were billed. Since the date of the Current Balance Sheet, there have not been any write-offs as uncollectable of any Accounts Receivable.

          ii) The Sellers Disclosure Letter sets forth a true and correct list of the names and addresses of all Persons for whom the Company is providing internet access as of May 31, 2001.

    f) ADVI Contracts. ADVI is not a party to any Material Contract except as identified as such in the Sellers' Disclosure Schedule. True and correct copies of each ADVI Material Contract, including all amendments and modifications thereof and waivers thereunder, have been delivered to the Company. To the Best Knowledge of the Majority Shareholders, each ADVI Material Contract is in full force and effect, and is the valid and binding obligation of each party to the Assumed Contract. ADVI has performed all of the obligations required to be performed by it to date under each ADVI Contract, and ADVI is not in material breach of or default under any ADVI Contract. To the Best Knowledge of the Majority Shareholders, each other party to each ADVI Contract has performed all of the obligations required to be performed by it to date under the ADVI Contract and is not in material breach of or in default under the ADVI Contract, and no event has occurred or circumstance exists which, with notice or lapse of time or both, would constitute a breach of or default under any ADVI Contract.

     g) Intellectual Property. The Sellers Disclosure Letter contains a true and complete list of all Patents, Trademarks and registered Copyrights of ADVI and the basis of the right of ADVI to use such Patents, Trademarks and Copyrights. The ADVI IP constitutes all IP that is required to enable ADVI to conduct the Business.

     h) Subsidiaries. ADVI does not own, directly or indirectly, any shares of stock or any other financial interest or investment (equity or debt) in any Person, and is not subject to any agreement, obligation or commitment to make such investment. The Business has been conducted solely by ADVI in its own name.

     i) Financial Statements. The May 31, 2001 Financial Statements (as delivered to the Company) fairly present the financial position and results of operations of ADVI or its predecessor, as applicable, as at the dates of and for the periods set forth in the Financial Statements in accordance with the past accounting practices of ADVI and its predecessors applied on a consistent basis and it varies from GAAP in the manner set forth in the Disclosure Letter. The Current Financial Statements of ADVI or its predecessors, as applicable, have been prepared in accordance with GAAP (with the only exceptions that no notes have been prepared with respect to the Current Financial Statements), consistent with the Financial Statements, and fairly present the financial position and results of operations of ADVI as at and for the year ended May 31, 2001, and is not subject to year-end adjustments except for normal year-end adjustments that may be required in the ordinary course of business. Except as set forth in the Current Balance Sheet, ADVI does not have any Indebtedness, obligation or liability, absolute, accrued, contingent or otherwise.

     j) Absence of Certain Changes and Events. Since December 31, 2000, except for this Agreement and changes contemplated by this Agreement, ADVI has conducted its business only in the ordinary course of business and there has not been any:

          i) purchase, redemption, retirement or other acquisition by ADVI of any Equity Securities of Seller;

          ii) declaration or payment of any dividend or other distribution or payment to any shareholder of ADVI in respect of any Equity Securities of ADVI;

          iii) increase by ADVI in the compensation payable or to become payable by ADVI to any shareholder or to any director, officer or employee of ADVI being paid $25,000 or more at or at any time after October 31, 2000;

          iv) payment of any bonus, pension, retirement or insurance payment or arrangement to or with, or advance or loan of any money to, any Person, or entry into any employment, severance, loan or similar Contract with any Person, other than the payment of salaries and other employee benefits in the ordinary course consistent with past practice;

          v) incurrence by ADVI of any Indebtedness other than trade payables incurred by ADVI in the ordinary course of business which do not exceed $5,000; or

          (vi) Transfer any assets to, or entry into any agreement or arrangement with, any Seller or any officer or director of ADVI (other than payment of salaries and other employee benefits to officers in the ordinary course of business and consistent with past practice) or any of their respective Affiliates. Seller shall be entitled to withdraw cash due to the Company prior to June 1, 2001, excluding any cash collected in May for services to be provided in June.

     k) Litigation and Proceedings. There is no pending or, to the best knowledge of the Sellers, threatened Action (or basis for any Action) to which ADVI is a party or involving any of the assets, and ADVI is not subject to any judgment, order, writ, injunction, decree or regulatory directive or agreement, which could any material adverse affect on the Business Condition of ADVI.

     l) Brokers. ADVI has retained Patrick Truhlar, The Nexus Group, to act as an advisor on its behalf in consideration of the proposed transaction. The Sellers are solely responsible to pay all fees or commissions to any Person, including Patrick Truhlar, for or on account of acting as a finder, broker or advisor in connection with this Agreement or the transactions contemplated hereby.

     m) No Consents Required. There are no approvals, authorizations, consents, orders or other actions of, or filings with, any Person that are required to be obtained or made by ADVI in connection with the execution of, and the consummation of the transactions contemplated under, this Agreement.

     n) Environmental Compliance Matters. (i) The Real Estate constitutes all of the real property used or occupied by ADVI; (ii) the Majority Shareholders have inspected the Real Estate and to their Best Knowledge there are no Hazardous Substances incorporated in or deposited, stored or buried at or upon the Real Estate; (iii) the Real Estate has never been used as a waste disposal site or a storage site for petroleum products or chemicals; (iv) no existing structures on the Real Estate contain asbestos; (v) there are not now any underground storage tanks on the Real Estate; (vi) neither ADVI nor any Majority Shareholder has allowed, with the knowledge or consent of ADVI or such Majority Shareholder, any Person occupying the Real Estate to bring Hazardous Substances onto the Real Estate or to process or store any Hazardous Substances on the Real Estate and, to the Best Knowledge of the Majority Shareholders, no Hazardous
          Substance has been released into the environment by ADVI that may present an imminent and substantial endangerment to human health;
          (vii) neither ADVI nor any Majority Shareholder is aware of any complaints on file or matters pending in any federal or state environmental protection offices involving any allegation of Hazardous Substances on the Real Estate; and (viii) neither ADVI nor any Majority Shareholder has received notice from any environmental board, agency or authority requiring the removal of any Hazardous Substances or other alleged harmful materials or wastes, or advising of any pending or contemplated search or investigation of the Real Estate or any portion of the Real Estate with respect the removal of any Hazardous Substances or other alleged harmful materials or wastes.

     o) Securities Purchase (the representations made in this Section 6(o) are made by all Sellers, not just the Majority Shareholders):

          i) Each Seller is acquiring the Sitestar Shares for such Seller's own account, for investment purposes only.

          ii) Each Seller understands that an investment in the Sitestar Shares involves a high degree of risk, and each Seller has the financial ability to bear the economic risk of this investment in the Sitestar Shares;

          iii) Each Seller is an "accredited investor" as that term is defined in Rule 501(a) under Regulation D promulgated pursuant to the Securities Act.

          iv) Each Seller has such knowledge and experience in financial and business matters that such Seller is capable of evaluating the merits and risks of an investment in the Sitestar Shares and in protecting such Seller's own interest in connection with the investment.

          v) Each Seller understands that the Sitestar Shares have not been registered under the Securities Act or under any state securities laws.

          vi) Each Seller believes that such Seller has received all the information such Seller considers necessary or appropriate for deciding whether to invest in the Sitestar Shares, and such Seller has had an opportunity to ask questions and receive answers from the Company and its officers and directors regarding the business, prospects and financial condition of the Company.

          vii) Each Seller agrees not to Transfer, with or without consideration, any of the Shares except pursuant to an effective registration statement under the Securities Act or an exemption from registration. As a further condition to any such Transfer, except in the event that such Transfer is made pursuant to an effective registration statement under the Securities Act, if in the reasonable opinion of counsel to the Company any Transfer of the Sitestar Shares by the contemplated transferee thereof would not be exempt from the registration and prospectus delivery requirements of the Securities Act, the Company may require the contemplated transferee to furnish the Company with an investment letter setting forth such information and agreements as may be reasonably requested by the Company to ensure compliance by such transferee with the Securities Act.

         Each Seller agrees that each certificate evidencing any of the Sitestar Shares shall contain the following legend:

                  "THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN EXEMPTION FROM REGISTRATION.

     p) No Material Adverse Change. Since December 1, 2000 there has been no material adverse change in the Business Condition of ADVI.

     q) Employee Plans. ADVI is not a party to, or obligated under, any Employee Plan.

     r)   Licenses; Compliance with Laws. ADVI:

          i) has all franchises, permits, licenses, and other rights which it currently deems reasonably necessary for the conduct of its business and to the Best Knowledge of the Sellers there is not any basis for the denial of such rights in the future;

          ii) is in compliance with, and is not in violation of, any Law except where the failure to so comply, or such violations, in the aggregate, will not have a material adverse effect on the Business Condition of ADVI;

     s) Insurance. ADVI has in full force and effect insurance with respect to its assets and businesses against such casualties and contingencies and of such types and forms and to such extent as it deems reasonable and customary in the case of corporations or organizations engaged in its businesses and in its respective areas. ADVI has separately provided to the Company a true and correct list of all insurance policies maintained by ADVI and a general description of such policies.

     t) Labor Relations. There is no pending or, to the Best Knowledge of the Sellers, threatened labor dispute, strike or work stoppage affecting the business of ADVI.

     u) Banks, Agents, etc. The Sellers' Disclosure Schedule contains a complete and correct list setting forth the name of (i) each financial institution in which ADVI has an account, safe deposit box or borrowing privilege and the names of all persons authorized to draw thereon, to have access thereto or to borrow thereupon, as the case may be, and (ii) each agent to whom ADVI has granted a written power of attorney or similar authority to act on its behalf.

     v) Minute Books. The minute books of ADVI contain a complete summary of all meetings of directors and stockholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

     w) Conflicts of Interest. Neither ADVI nor any officer, employee, agent or any other Person acting on behalf of ADVI has, directly or indirectly, given or agreed to give or received or agreed to receive any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any Governmental Authority or other Person who was, is, or may be in of a position to help or hinder the business of (or assist in connection with any actual or proposed transaction) ADVI which (a) might subject ADVI to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (b) if not given in the past, might have had a material adverse effect on the Business Condition of ADVI or (c) if not continued in the future, might materially adversely affect the Business Condition of ADVI.

     x)   Year 2000. All Systems of ADVI are Year 2000 Compliant.

     y)   Taxes.

               i) For the purposes of this agreement, the following terms shall have the respective meanings set forth below:

          (1) "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Income Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          (2) "Tax" (including with correlative meaning, the term "Taxes" and "Taxable") shall mean, with respect to ADVI, any federal, state, local, foreign or other material tax or governmental charge, together with any interest and any penalty, addition to Tax or additional amount imposed by any Taxing Authority due from or allocable under any applicable law or agreement to, ADVI.

          (3)  "Taxing   Authority"  shall  mean  any   governmental   authority
               (domestic or foreign) responsible for the imposition of any such Tax.

          ii) ADVI has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by ADVI (whether or not shown on any Tax Return) have been paid. ADVI currently is not the beneficiary of any extension of time within which to file any Tax Return.

          iii) There is no material dispute or claim concerning any Income Tax liability of ADVI either (A) claimed or raised by any Taxing Authority in writing or (B) as to which any of the Sellers and the directors and officers of ADVI has based upon personal contact with any agent of such authority.

          iv) Sellers' Disclosure Schedule lists all federal, state, local, and foreign Tax Returns filed with respect to ADVI for taxable periods ended on or after December 31, 1998, that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Majority Shareholders have delivered to the Company correct and complete copies of all federal Tax Returns, examination reports, and statements of deficiencies assessed against, or agreed to by ADVI since December 31, 1998 by or with any Taxing Authority. ADVI has not waived any statute of limitations in respect of Income Taxes or agreed to any extension of time with respect to an Income Tax assessment or deficiency.

          v) ADVI has not filed a consent under Code Section 341(f) concerning collapsible corporations. ADVI has not made any material payments, is obligated to make any material payments, or is a party to any agreement that under certain circumstances could obligate it to make any material payments that will not be deductible under Code Section 280G. ADVI is not a United States real property holding corporation within the meaning of Code
     Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). ADVI is not a party to any tax allocation or sharing agreement. ADVI (A) is not a member of an Affiliated Group filing a consolidated federal Tax Return or (B) has any liability for the taxes of any Person (other than any of ADVI) under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

          vi) The unpaid Taxes of ADVI (A) did not, as of the most recent fiscal month end, exceed by any material amount the reserve for Income Tax liability (rather than any reserve for deferred taxes established to reflect timing differences between book and tax income) set forth on the face of the most recent balance sheet (rather than in any notes thereto) and (B) will not exceed by any material amount that reserve as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of ADVI in filing its Tax Returns.

          vii) ADVI (and any predecessor of ADVI other than two prior sole proprietorships which operated the business prior to its incorporation) has been a validly electing S corporation within the meaning of Code Sections 1361 and 1362 at all times during its existence and ADVI will be an S corporation up to and including the Closing Date.

     z) Material Misstatements and Omissions. No representations and warranties by any Seller in this Agreement, nor any Exhibit, schedule or certificate furnished by any Seller to the Company pursuant to this Agreement, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.


     5) REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
        ---------------------------------------------

                  The Company represents and warrants to the Sellers as follows:

     a) Organization, Standing and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and corporate authority to own, lease and operate its properties and assets and to carry on its business as now being conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions except where the failure to so qualify would not have a material adverse effect on Sitestar. The Company has made available to ADVI true and complete copies of its Charter Documents.

     b)   Authority; Enforceability; Effect of Agreement.

               i) The Company has full corporate power and corporate authority to enter into, execute and deliver this Agreement and perform its obligations hereunder. This Agreement has been duly authorized by all necessary corporate action of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company and is enforceable against the Company in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally, or the availability of equitable remedies.

               ii) The execution and delivery by the Company of this Agreement do not, and compliance by the Company with the provisions hereof will not, (A) conflict with or result in a breach or default under any of the terms, conditions or provisions of any Contract to which the Company is a party or otherwise bound, or to which any asset or property of the Company is subject; or (B) violate any Law applicable to the Company; or (C) result in the creation or imposition of any Lien on any asset of the Company.

     c) Financial Statements. The Annual Company Financial Statements (as delivered to the Sellers) fairly present the financial position and results of operations of the Company as at the dates of and for the periods set forth in the Annual Company Financial Statements in accordance with GAAP. The Current Company Financial Statements have been prepared in accordance with GAAP (with the only exceptions that no notes have been prepared with respect to the Current Financial Statements), consistent with the Annual Company Financial Statements, and fairly present the financial position and results of operations of the Company as at and for the twelve months ended December 31, 2000, and are not subject to year-end adjustments except for normal year-end adjustments that may be required in the ordinary course of business.

     d) Litigation and Proceedings. There is no pending or, to the best knowledge of the Company, threatened Action (or basis for any Action) to which the Company is a party or involving any of it assets, and the Company is not subject to any judgment, order, writ, injunction, decree or regulatory directive or agreement, which could any material adverse affect on the Business Condition of the Company.

     e) Sitestar Shares. Upon issuance, the Sitestar Shares will be duly authorized, validly issued, fully paid and non-assessable shares of the Common Stock of the Company.

     f) Brokers. The Company has not retained or otherwise engaged or employed any Person, or paid or agreed to pay any fee or commission to any Person, for or on account of acting as a finder or broker in connection with this Agreement or the transactions contemplated hereby.

     g) No Consents Required. There are no approvals, authorizations, consents, orders or other actions of, or filings with, any Person that are required to be obtained or made by the Company in connection with the execution of, and the consummation of the transactions contemplated under, this Agreement.

     h) Form 10-KSB. The Form 10-KSB filed with the SEC in April 2001 did not, as of the date filed, contain any misstatement of fact or omit to state any fact, in each case which fact would be material to the Sellers' decision to exchange the ADVI Shares for the Sitestar Shares pursuant to this Agreement.

     i)   Capitalization.

               i) The authorized capital stock of the Company consists solely of 300,000,000 shares of Sitestar Common Stock and 10,000,000 shares of Preferred Stock. Except for approximately 76 million shares of Sitestar Common Stock, there are no outstanding Equity Securities of Sitestar. All Equity Securities issued by Sitestar have been duly authorized and validly issued and are fully paid and nonassessable. The holders of the Sitestar Common Stock possess exclusive voting rights with respect to the affairs of Sitestar.

               (ii) There are no outstanding Stock Equivalents of Sitestar. Sitestar is not obligated to purchase or redeem any Equity Securities or Stock Equivalents.

               (iii) There are currently no plans to engage in any transaction that would result in a material dilution of the Sitestar Shares to be received by Sellers at Closing.

     j) Sitestar Shares. The Sitestar Shares issued to the Sellers have been duly authorized and, upon issuance in accordance with this Agreement, will be validly issued, fully paid and non-assessable will be issued free and clear of any Liens imposed by Sitestar other than as contemplated by this Agreement.

     k) Labor Relations. There is no pending or, to the Best Knowledge of Sitestar, threatened labor dispute, strike or work stoppage affecting the business of Sitestar.

     l)   Taxes.

                  i) The Company has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by the Company (whether or not shown on any Tax Return) have been paid. The Company currently is not the beneficiary of any extension of time within which to file any Tax Return.

                  ii) There is no material dispute or claim concerning any Income Tax liability of the Company either (A) claimed or raised by any Taxing Authority in writing or (B) as to which any of the Sellers and the directors and officers of the Company has based upon personal contact with any agent of such authority.

                  iii) The Company has not waived any statute of limitations in respect of Income Taxes or agreed to any extension of time with respect to an Income Tax assessment or deficiency.

                  iv) The unpaid Taxes of the Company (A) did not, as of the most recent fiscal month end, exceed by any material amount the reserve for Income Tax liability (rather than any reserve for deferred taxes established to reflect timing differences between book and tax income) set forth on the face of the most recent balance sheet (rather than in any notes thereto) and (B) will not exceed by any material amount that reserve as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Returns.

     6) CONDUCT AND TRANSACTIONS PRIOR TO CLOSING.
        ------------------------------------------

     a) Conduct of Business. From the date of execution of this Agreement and prior to the Closing, except as contemplated by this Agreement or with the prior written consent of the Company, each Majority Shareholder agrees to cause ADVI:

          i) to conduct its operations according to its ordinary and usual course of business;

          ii) not to Transfer any assets otherwise in the ordinary and usual course of business;

          iii) not to amend, modify or terminate, or grant any waiver of any right under, any ADVI Material Contract, and not to make any payment under any ADVI Contract which is not required to be made strictly in accordance with the terms of the ADVI Contract;

          iv) to comply in all material respects with all of its obligations and duties under any ADVI Contract and not to create or permit to exist any material default or event of default on behalf of ADVI under any ADVI Contract, or any event or circumstance which, with lapse of time or notice, or both, would constitute a material default under a ADVI Contract;

          v) to use its Best Efforts to preserve intact its business organization and goodwill, keep available the services of its officers and employees and maintain satisfactory relationships with those Persons having business relationships with ADVI;

          vi) to duly comply with all Laws applicable to ADVI and to the conduct of the Business;

          vii) not to make or agree to make any capital expenditures, other than in the ordinary and usual course of business;

          viii) not to incur any material fixed or contingent obligation or enter into any Contract or other transaction or arrangement relating to the Business or the Assets outside the ordinary course of business which would be a Material Contract;

          ix) to maintain its tangible personal property in a good condition and state of repair, reasonable wear and tear excepted;

          x) not, to their best knowledge, to commit any act or omit to do any act which would be or result in a breach of any of its obligations, duties, agreements or representations under any ADVI Contract which would have a material effect on the Business Condition of ADVI;

          xi) to bear the risk of loss or damage to the assets of ADVI on and prior to the Closing Date, and maintain all properties necessary for the conduct of the Business, whether owned or leased, in substantially the same condition as they now are;

          xii) to maintain the books, records and accounts of ADVI in the usual, regular and ordinary manner, on a basis consistent with prior periods;

          xiii) not to enter into any new Contract of any kind or nature with any Affiliate of ADVI, any Seller or any Affiliate of any Seller;

          xiv) not to enter into any transaction or perform any act which would make any of the representations, warranties or agreements contained in this Agreement false or misleading in any material respect if made again immediately after such transaction or act; and

          xv) not to take any affirmative action or fail to take any action within its control that is likely to cause any of the changes or events listed in Section 6(a) to occur.

     b) Inspection of Records. Between the date of this Agreement and the Closing, the Sellers shall allow the duly authorized officers, attorneys, accountants and other representatives of the Company access at all reasonable times, upon reasonable advance notice and during normal business hours, to the records and files, correspondence, audits and properties, as well as to all information in each case relating the business and affairs of ADVI.

     c) Acquisition Proposals. During the period from the date of this Agreement and extending through the earlier of termination of this Agreement or the Closing, ADVI and each Seller agrees that (i) neither ADVI nor such Seller nor any agent or representative of ADVI or any Seller, including without limitation any investment banker, attorney or accountant, shall initiate, solicit, intentionally encourage or accept the submission of any proposal or offer with respect to a merger, acquisition, sale, consolidation or similar transaction involving all or any significant portion of the assets or any Equity Securities of ADVI (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or engage in any negotiations or discussions concerning, or provide any confidential information or data to, any Person relating to an Acquisition Proposal, and (ii) the Sellers shall notify the Company immediately if any Acquisition Proposal is received by ADVI and/or any Seller or agent or representative or any negotiations or discussions relating to a potential Acquisition Proposal are sought to be initiated or continued with ADVI and/or such Seller.

     d) Best Efforts. Between the date of this Agreement and the Closing, each of the parties to this Agreement will use its or his Best Efforts to cause the conditions to the obligations of the other parties set forth in Sections 7 or 8 of this Agreement, as the case may be, to be satisfied.

     e) Release. Except for obligations for salary and benefits accruing in the ordinary course of business, each Seller hereby forever relieves, releases and discharges ADVI from any and all claims, debts, liabilities, losses, demands, obligations, promises, acts, agreements, costs and expenses, damages, actions and causes of action, of whatever kind or nature, whether known or unknown, suspected or unsuspected, existing now, existing as of the Closing or accruing after the Closing based on, arising out of, or in connection with any action or omission of ADVI prior to the Closing (collectively, "Released Claims") and agrees that neither the Company nor ADVI shall have any liability or obligation whatsoever to such Seller (or any Person claiming by or through it) arising out of or in connection with the Released Claims. Each Seller represents that he has not Transferred any Released Claims.

                         In furtherance thereof, each  Seller  acknowledges that
he or she is familiar   with  Section  1542  of  the Civil Code  of the State of
California, which provides as follows:

                  A general release does not extend to claims which the creditor did not know or suspect to exist in his favor at the time of executing the release, which if known by him, must have materially affected his settlement with the debtor.

                        Each Seller waives any and all rights it has or may have under California Civil Code Section 1542 and/or any successor section to it with respect to the claims released hereby.

     7) CONDITIONS TO THE OBLIGATIONS OF THE COMPANY.
        ---------------------------------------------

                         The  obligation  of  the  Company  to purchase the ADVI
Shares and to take the other actions required to be taken by the Company at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Company in writing, in whole or in part):

     a) Representations and Warranties. The representations and warranties of the Majority Shareholders and the other Sellers (contained in this Agreement, any Exhibit or schedule hereto, or any certificate, instrument or other writing delivered to the Company or its representatives by any Seller, or any of their respective representatives) shall be true and correct on the Closing Date with the same force and effect as though made on and as of the Closing Date (i.e., with respect to a representation that a state of facts exists on or as of the date hereof, it is a condition that such state of facts exists in all material respects on or as of the Closing Date, and with respect to a representation that a state of facts has or has not changed between a date prior to the date hereof and the date hereof, it is a condition that such state of facts has or has not changed between such prior date and the Closing Date), except as affected by transactions contemplated hereby and thereby and except that any such representation or warranty made as of a specified date (other than the date of this Agreement) shall only need to have been true on and as of such date;

     b) Performance. Each Seller shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by such Seller on or prior to the Closing Date;

     c) Title to ADVI Shares. The Company shall have received good and marketable title to the ADVI Shares, free and clear of all Liens;

     d) Consents. Except to the extent this requirement has been waived by the Company, the Sellers shall have delivered to the Company all consents of third parties necessary so that ADVI will not be in breach of any Contract as a result of the purchase of the ADVI Shares by the Company;

     e) Employment Agreements. The Sellers shall have executed and delivered to the Company the Employment Agreement;

     f) Subscribers. ADVI shall have received monthly internet access, web hosting or other recurring service fees from not less than 2,800 Persons, including corporate clients, in an aggregate amount of not less than $56,000 during the calendar month immediately preceding the month in which the Closing occurs;

     g) Other Matters. All corporate and other proceedings and actions taken in connection with this Agreement and all agreements, instruments and documents mentioned in this Agreement or incident to any such transactions shall be reasonably satisfactory in form and substance to the Company and its counsel.

     8)   CONDITIONS TO THE OBLIGATIONS OF THE SELLERS.
          ---------------------------------------------

                  The obligation of the Sellers to sell the ADVI Shares and to take the other actions required to be taken by the Sellers at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Sellers in writing, in whole or in part):

     a) Representations and Warranties. The representations and warranties of the Company (contained in this Agreement, any Exhibit or schedule hereto, or any certificate, instrument or other writing delivered to the Sellers or their representatives by the Company, or any of its representatives) shall be true and correct on the Closing Date with the same force and effect as though made on and as of the Closing Date (i.e., with respect to a representation that a state of facts exists on or as of the date hereof, it is a condition that such state of facts exists in all material respects on or as of the Closing Date, and with respect to a representation that a state of facts has or has not changed between a date prior to the date hereof and the date hereof, it is a condition that such state of facts has or has not changed between such prior date and the Closing Date), except as affected by transactions contemplated hereby and thereby and except that any such representation or warranty made as of a specified date (other than the date of this Agreement) shall only need to have been true on and as of such date;

     b) Performance. The Company shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by the Company on or prior to the Closing Date;

     c) Employment Agreements. The Company shall have executed and delivered to James the Employment Agreement; and

     d) Other Matters. All corporate and other proceedings and actions taken in connection with this Agreement and all agreements, instruments and documents mentioned in this Agreement or incident to any such transactions shall be reasonably satisfactory in form and substance to the Sellers and their counsel.

     9)   FURTHER AGREEMENTS OF THE PARTIES.
          ----------------------------------

     a) Further Agreements of the Sellers. The Sellers shall upon the request of the Company from time to time execute and deliver to the Company such documents and instruments of title, conveyance, transfer and assignment as may be necessary or desirable in order to vest in the Company, free and clear of all Liens, all right, title and interest in and to any and all of the ADVI Shares.

     b) 8-K Financial Statements. The Majority Shareholders shall promptly provide such assistance reasonably requested by the Company to enable it to prepare financial statements and pro forma financial statements sufficient to permit the Company to fully, completely and timely comply with the Company's obligations to file financial statements relating to the Business with the SEC and to obtain an audit of those statements, including signing such representation letters as may reasonably be requested by the auditors.

     c)   Employees.

          i) The Employee Schedule (Exhibit G) lists the name, job title, current base salary or hourly wage, date of hire and social security number of employees actively employed by ADVI including individuals on short-term disability who were so employed immediately before their disability (collectively, the "Employees"). As to any individual on short-term disability, The Employee Schedule indicates the reason for such absence and the date the individual is reasonably expected to return to active employment. The Employee Schedule also indicates the accumulated vacation pay accrued for each Employee as of the Closing Date.

          ii) The Majority Shareholders jointly and severally agree to pay all costs and expenses related to the termination of employment of any employee of ADVI who is entitled to any severance in connection with his or her termination (including indirect severance because such employee is entitled to at least 10 days or more notice of termination).

     (d) Sale of Shares. All shares issued to Majority Shareholders will be restricted from sale for a period of two (2) years from the close of the transaction. At the end of the two (2) year restriction period, the shares may be registered for sale in the public market, subject to the rules and regulations governing the Securities and Exchange Act of 1934 Rule 144 and other applicable securities laws, on a quarterly basis, over a two (2) year period at a maximum rate of twelve and one half percent (12.5%) per quarter.

     10)  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNITY.
          ------------------------------------------------------

     a) Survival of Representations and Warranties. All representations and warranties made in this Agreement or made in any document delivered pursuant to this Agreement by or on behalf of any party shall survive the execution and delivery of this Agreement and the Closing, regardless of notice of or any investigation or right of investigation made prior to or after the date of this Agreement by or on behalf of any party, and shall terminate and expire two years following the Closing Date after which date they shall be of no further force or effect.

     b) Indemnification By The Majority Shareholders. The Majority Shareholders shall, jointly and severally, indemnify, save and hold harmless the Company and each of its officers, directors, employees, agents and affiliates, and each of their successors and assigns (individually, a "Company Indemnified Party" and collectively, the "Company Indemnified Parties") from and against any and all costs, losses, claims, liabilities, fines, penalties, incidental and consequential damages, lost profits and expenses (including interest which may be imposed in connection therewith and court costs and reasonable fees and disbursements of counsel) ("Damages") incurred in connection with, arising out of, resulting from or incident to:

               i) all liabilities of or claims against the Company Indemnified Parties of any nature, whether accrued, absolute, contingent or otherwise, arising out of the Business attributable to any state of facts existing or any event occurring at or prior to the Closing
          (whether known or unknown to the Majority Shareholders or the Company), to the extent not reflected as a liability on the Current Balance Sheet or for accounts payable and approved expenses incurred by ADVI in the ordinary course of business subsequent to the date of the Current Balance Sheet;

               ii) any breach of, or any inaccuracy in any of, the representations or warranties, or any default in any agreements, made by the Sellers in this Agreement, any Exhibit or schedule to this Agreement or any certificate, instrument or writing delivered in connection with this Agreement or in connection with any Exhibit or schedule to this Agreement;

               iii) all liabilities of or claims against the Company Indemnified Parties of any nature, whether accrued, absolute, contingent or otherwise, arising under any Environmental Laws and relating to the ownership or use by ADVI of any of the Real Estate prior to the Closing;

               iv) the Assumed Debt (except to the extent that ADVI reassumes the Assumed Debt pursuant to the Assumption Agreement);

               v) any Action, compromise, settlement, assessment or judgment arising out of or incidental to any of the matters indemnified against in this Section 10(b); provided, however, that the Sellers shall not be obligated to indemnify a Company Indemnified Party and hold it or him harmless under this Section 10(b) with respect to any settlement of a claim to which the Seller Representative has not consented, which consent shall not unreasonably be withheld. If, by reason of the claim of any third Person relating to any of the matters subject to indemnification under this Section 10(b), a Lien, attachment, garnishment or execution is placed upon any of the property or assets of any Company Indemnified Party, the Sellers shall also, promptly upon demand, furnish an indemnity bond satisfactory to the Company Indemnified Party to obtain the prompt release of such Lien, attachment, garnishment or execution.

     c) Indemnification By The Sellers other than the Majority Shareholders (the "Other Sellers"). The Other Sellers shall each indemnify, save and hold harmless the Company Indemnified Parties from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to any breach of, or any inaccuracy in any of, the representations or warranties, or any default in any agreements, made by the Sellers in Section 4(o) of this Agreement.

     d) Notice of Claim. If a claim for Damages (a "Claim") is to be made by a party entitled to indemnification hereunder (an "Indemnified Party") against the indemnifying party (the "Indemnifying Party"), the Indemnified Party shall give written notice (a "Claim Notice") to the Indemnifying Party, which notice shall specify whether the Claim arises as a result of a claim by a person against the Indemnified Party (a "Third Party Claim") or whether the Claim does not so arise (a "Direct Claim"), and shall also specify (to the extent that the information is available) the factual basis for the Claim and the amount of the Damages, if known. If the Claim is a Third Party Claim, the Indemnified Party shall provide the Claim Notice as soon as practicable after such party becomes aware of such Claim. If any Action is filed against any Indemnified Party, written notice thereof shall be given to the Indemnifying Party as promptly as practicable (and in any event within 15 calendar days after the service of the citation or summons). The failure of any Indemnified Party to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the Indemnifying Party has been damaged by such failure.

     e) Defense of Claims. With respect to a Third Party Claim, if after receipt of the Claim Notice the Indemnifying Party acknowledges in writing to the Indemnified Party that the Indemnifying Party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, the Indemnifying Party shall be entitled, if it so elects at its own cost, risk and expense, (i) to take control of the defense and investigation of such Action, (ii) to employ and engage attorneys of its own choice, but, in any event, reasonably acceptable to the Indemnified Party, to handle and defend the same unless the named parties to such Action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and the Indemnified Party has been advised in writing by counsel that there may be one or more legal defenses available to such Indemnified Party that are different from or additional to those available to the Indemnifying Party, in which event the Indemnified Party shall be entitled, at the Indemnifying Party's cost, risk and expense, to separate counsel of its own choosing, and (iii) to compromise or settle such Action, which compromise or settlement shall be made only with the written consent of the Indemnified Party, such consent not to be unreasonably withheld.

          If the Indemnifying Party fails to assume the defense of such Claim within 15 calendar days after receipt of the Claim Notice, the Indemnified Party against which such Claim has been asserted will (upon delivering notice to such effect to the Indemnifying Party) have the right to undertake, at the Indemnifying Party's cost and expense, the defense, compromise or settlement of such Claim on behalf of and for the account and risk of the Indemnifying Party. If the Indemnified Party assumes the defense of the Claim, the Indemnified Party will keep the Indemnifying Party reasonably informed of the progress of any such defense, compromise or settlement. The Indemnifying Party shall be liable for any settlement of any Action effected pursuant to and in accordance with this Section 10(e) and for any final judgment (subject to any right of appeal) and the Indemnifying Party agrees to indemnify and hold harmless an Indemnified Party from and against any Damages by reason of such settlement or judgment.

     (f) No Claim by the Sellers. Although the Sellers may have relied on information supplied by ADVI in making certain representations and warranties contained in this Agreement and the Sellers' Disclosure Schedule, each Seller agrees that he or she has no claim, and shall assert no claim, for contribution, indemnification or otherwise, against ADVI with respect to any breach of any covenant or of any of the representations and warranties or any inaccuracy in the Sellers' Disclosure Schedule irrespective of whether the information supplied by ADVI and relied upon by such Seller was incomplete or inaccurate in any way or for whatsoever reason; further, the Sellers acknowledge that ADVI has made no representation or warranty to the Sellers with respect to the information supplied by it to the Sellers whatsoever.

     (g) Liquidation of Indemnification Claims. Any Claim set forth in any Claim Notice shall be deemed valid and binding upon the Sellers unless the Sellers give written notice of dispute of the Claim, or a portion of the Claim (a "Claim Dispute Notice"), within 45 days from receipt of the Claim Notice, which Claim Dispute Notice sets forth in reasonable detail the basis for disputing the Claim (or portion of the Claim). Within 15 days following receipt of the Claims Dispute Notice, the Company and the Seller Representative (and any other Majority Shareholder who desires to participate) shall discuss the Claim in person or by telephone. If the parties are unable to resolve the dispute, either the Majority Shareholders or the Company shall have the right to have the claim submitted to and settled by arbitration as hereinafter provided (it being expressly understood and agreed that if such Claims Dispute Notice is duly given, it is the intention of the parties to this Agreement that any such indemnification claim shall be resolved by arbitration as provided in this Section 10(g)). The arbitration shall be by a single arbitrator experienced in the matters at issue selected by, and mutually acceptable to, the Indemnifying Party and the Indemnified Party and shall be conducted in accordance with the arbitration rules of the American Arbitration Association. The arbitrator must be independent (not an agent, officer, director, attorney, employee, or shareholder of the Company or any Seller or a relative or Affiliate of any of those persons) without any economic or financial interest of any kind in the outcome of the arbitration. Each arbitrator's conduct will be governed by the Code of Ethics for Arbitrators in Commercial Disputes (1986) that has been approved and recommended by the American Bar Association and the American Arbitration Association. The parties shall request the arbitrator to convene a hearing as promptly as practicable for the dispute to be held on such date and at such time and place (a) in Los Angeles County, California if such claim is brought by the Seller or (b) in Guilford County, North Carolina if such Claim is brought by the Company, as the arbitrator designates upon 30 days' advance notice to each Indemnified Party and each Indemnifying Party. The parties shall request that the arbitrator render his decision within 30 days after the conclusion of the hearing. The arbitrator shall hear and decide the dispute based on the evidence produced, notwithstanding the failure or refusal to appear by a party who has been duly notified of the date, time, and place of the hearing. The decision of the arbitrator shall be final and binding as to any matters submitted under this Agreement, and to the extent that the arbitrator's decision is that Damages have been incurred for which a party is to be indemnified under this Agreement, the Damages shall be promptly satisfied; provided, however, that, if necessary, such decision may be enforced by either the Indemnifying Party or the Indemnified Party in any court of record having jurisdiction over the subject matter or over any of the parties hereto. The prevailing party shall recover all of such party's costs, and reasonable attorneys' fees incurred in connection with any such arbitration.

     (h) Tax and Insurance Benefits. The amount of any Damages claimed hereunder shall be reduced by the amount of any actual tax savings to the indemnified party that result from the liability that gave rise to such Damages and by the amount received by the indemnified party with respect to such liability under any insurance coverage or from any other party alleged to be responsible therefore. The indemnified party shall use reasonable efforts to collect any amounts available under such insurance coverage or from such other party alleged to have responsibility. If an indemnified party hereunder receives an amount under insurance coverage or from another party with respect to Damages at any time subsequent to its receipt of indemnification for Damages hereunder, then the indemnified party shall promptly reimburse the indemnifying party for any payment made or expense incurred by such Indemnitor in connection with providing such indemnification up to the amount received by the indemnified party from such insurance coverage or party. The parties hereto agree that for purposes hereof, no actual tax savings are realized by an indemnified party as the result of the receipt by an indemnifying party or any indemnification payment for damages.

     (i) Means of Recovery. All claims by the Company against any Seller under this Section 10 for any claim (except for those claims under Section 4(a), (b), (c) and (n) of this Agreement shall be satisfied by direct setoff first against the Promissory Note. All other claims by the Company against Sellers under this Section 10 may be satisfied by the direct assertion against any Sellers of the Company's indemnification claim. All claims by any Seller against the Company under this Article 10 may be satisfied by the direct assertion against the Company of any Seller's indemnification claim.

     (j) Limitation on Recovery. The aggregate liability of the Sellers on the one hand, and the Company on the other hand, for any claim related to breaches of representations and warranties made pursuant to this Agreement and any Claims for indemnification arising under such representations and warranties shall be limited to the exchange consideration as established pursuant to Section 2(b) above; provided that this limitation shall not limit any remedy (a) for breaches of the representations and warranties contained in Sections 3(a), (b),
          (c) or (n) of this Agreement or (b) for breaches of the representations and warranties contained in Section Sections 5(a),
          (b)(i) or (j) of this agreement, and provided further that this limitation shall be in no way construed to limit any remedy for fraud, willful misconduct or any other misrepresentation. Amounts paid as indemnification for matters described in the provisos to the preceding sentence shall not be taken into account in determining the limitation on the aggregate liability under this section. (k) No Seller other than James and Tammy shall have any liability under this Section 10, other than for violations of Sections 4(b)(iv) and 4(c) of this Agreement.

     11)  NONCOMPETITION.
          ---------------

     a) Covenant Not to Compete. For a period of three years from the Closing Date, each Seller agrees that he will not, directly or indirectly, whether individually or as a member, officer, director, investor, stockholder, employee or consultant of any Person, (i) engage, within the states of Virginia, West Virginia, Kentucky, Tennessee, South Carolina and North Carolina in a business which competes with any line of business engaged in or about to be engaged in by the Company, or
          (ii) induce or attempt to induce (A) any employee of the Company to leave the employ of the Company or in any way interfere adversely with the relationship between any such employee and the Company, (B) any employee of the Company to work for, render services or provide advice to or supply confidential business information or trade secrets of the Company to any Person, or (C) any customer, supplier, licensee, licensor or other business relation of the Company to cease doing business with the Company or in any way interfere with the relationship between any such customer, supplier, licensee, licensor or other business relation and the Company. The ownership by a Seller of four percent or less of the outstanding capital stock of any corporation engaged in any business which competes with any line of business engaged in or about to be engaged in by the Company, where the capital stock of the corporation is listed on a national securities exchange or actively quoted on the Nasdaq National Market or Nasdaq SmallCap Market, shall not be deemed a violation by a Seller of this Section 11, provided that such Seller is not an officer, director or employee of, or a consultant to, such corporation. Provided, further, that notwithstanding the above, the Sellers may elect to leave the employment of the Company jointly or separately at anytime consistent with the provisions of any written employment agreement they may have with the Company, without such departure being a breach of any provisions of this Agreement.

     b) Remedies. Each Seller acknowledges and agrees that, in the event of a violation by such Seller of the terms and provisions of this Section 11, the remedies at law would not be adequate; and accordingly, in such event the Company may proceed to protect and enforce its rights under this Section 11 by an Action in equity for specific performance and temporary, preliminary and permanent injunctive relief from violation of any of the provisions of this Section 11 from any court of competent jurisdiction without the necessity of proving the amount of any actual damages to the Company resulting from the breach.

     c) Modification. If for any reason there should be a determination by a court of competent jurisdiction that the provisions of this Section 11 are too broad or unreasonable and therefore unenforceable, the provisions of this Section 11 shall be deemed modified, and fully enforceable as so modified, to the extent that the court would find them to be fair, reasonable and enforceable under the circumstances.

     12)  TERMINATION.
         -------------

     a) Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing by the mutual agreement, in writing, of each of the parties to this Agreement.

     b) Termination by the Company. The Company may (but shall not be obligated to) terminate this Agreement prior to the Closing by giving written notice to the Sellers if:

               i) there has been a material violation or breach by any Seller of any agreement, covenant, representation or warranty contained in this Agreement, which violation or breach shall not have been cured or corrected within 15 days after receipt of notice thereof;

               ii) the Closing does not occur on or prior to June 30, 2001, or such later date as may be agreed to in writing by the parties; or

               iii) any of the conditions in Section 7 have not been satisfied as of the Closing or if the Company is made aware and determines in its reasonable discretion that any condition will not be satisfied as of the Closing (other than through the failure of the Company to comply with its obligations under this Agreement) and the Company has not expressly waived such condition in writing on or before the Closing.

     c) Termination by the Sellers. The Sellers may (but shall not be obligated to) terminate this Agreement prior to the Closing by giving written notice to the Company if:

               i) there has been a material violation or breach by the Company of any agreement, covenant, representation or warranty contained in this Agreement, which violation or breach shall not have been cured or corrected within 15 days after receipt of notice thereof;

               ii) the Closing does not occur on or prior to June 30, 2001, or such later date as may be agreed to in writing by the parties; or

               iii) any of the conditions in Section 8 have not been satisfied as of the Closing or if the Sellers are made aware and determine in their reasonable discretion that any condition will not be satisfied as of the Closing (other than through the failure of ADVI or the Sellers to comply with its or their obligations under this Agreement) and ADVI has not expressly waived such condition in writing on or before the Closing.

                  In the event of such termination, no party shall have any obligation or liability to any other in respect to this Agreement, except for any breach of contract occurring prior to such termination.

     13.  CERTAIN TAX MATTERS.
          --------------------

         The following provisions shall govern the allocation of responsibility as between the Company and Sellers for certain tax matters following the Closing
Date:
                  (a) Tax Periods Ending on or Before the Closing Date. The Company shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for ADVI for all periods ending on or prior to the Closing Date which are filed after the Closing Date. The Company shall permit the Seller Representative to review and comment on each such Tax Return described in the preceding sentence prior to filing and shall make such revisions to such Tax Returns as are reasonably requested by the Seller Representative . To the extent permitted by applicable law, Sellers shall include any income, gain, loss, deduction or other tax items for such periods on their Tax Returns in a manner consistent with the Schedule K-1s furnished by ADVI to the Sellers for such periods. The Sellers shall reimburse the Company for any Taxes of ADVI with respect to such periods within 15 days after payment by the Company or ADVI of such Taxes to the extent such Taxes are not reflected in the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Current Balance Sheet.
                  (b) Tax Periods Beginning Before and Ending After the Closing Date. The Company shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of ADVI for Tax periods which begin before the Closing Date and end after the Closing Date. The Sellers shall pay to the Company within 15 days after the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such Taxable period ending on the Closing Date to the extent such Taxes are not reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Current Balance Sheet. For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such Taxable period ending on the Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in the entire Taxable period, and (y) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant Taxable period ended on the Closing Date. Any credits relating to a Taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant Taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of ADVI.

                  (c) Refunds and Tax Benefits. Any Tax refunds that are received by the Company or ADVI, and any amounts credited against Tax to which the Company or ADVI become entitled, that relate to Tax periods or portions thereof ending on or before the Closing Date shall be for the account of the Sellers, and the Company shall pay over to the Sellers any such refund or the amount of any such credit within fifteen (15) days after receipt or entitlement thereto. In addition, to the extent that a claim for refund or a proceeding results in a payment or credit against Tax by a taxing authority to the Company or ADVI of any amount accrued on the Current Balance Sheet, the Company shall pay such amount to the Sellers within fifteen (15) days after receipt or entitlement thereto.

                  (d) Cooperation on Tax Matters.

                           (i) The  Company  and  the  Sellers  shall  cooperate
fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company and the Sellers agree (A) to retain all books and records with respect to Tax matters pertinent to ADVI relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Company or the Sellers, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, ADVI or the Sellers, as the case may be, shall allow the other party to take possession of such books and records.

                          (ii) The Company and the Sellers further agree,  upon
request, to use their Best Efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

                          (iii) The  Company  and  Sellers further  agree,  upon
request, to provide the other party with all information that either party may be required to report pursuant to Section 6043 of the Code and all Treasury Department Regulations promulgated thereunder. (e) Tax Sharing Agreements. All tax sharing agreements or similar agreements with respect to or involving ADVI shall be terminated as of the Closing Date and, after the Closing Date, ADVI shall not be bound thereby or have any liability thereunder.

                  (f) Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any tax imposed by the state of North Carolina) shall be paid by the Sellers when due, and the Sellers will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, Company will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation.

                  (g) S Corporation Status. ADVI and the Sellers will not revoke ADVI's election to be taxed as an S corporation within the meaning of Code Sections 1361 and 1362. ADVI and the Sellers will not take or allow any action other than the sale of ADVI Common Stock pursuant to this Agreement that would result in the termination of ADVI's status as a validly electing S corporation within the meaning of Code Sections 1361 and 1362.

     14.  MISCELLANEOUS.
          --------------

     d) Notices. All notices, requests, demands and other communications (collectively, "Notices") given pursuant to this Agreement shall be in writing, and shall be delivered by personal service, courier, facsimile transmission (which must be confirmed) or by United States first class, registered or certified mail, postage prepaid, to the following addresses:

                              (i)     if to the Company, to:

                                      Sitestar Corporation.
                                      ATTN: Clinton J. Sallee
                                      16133 Ventura Boulevard
                                      Suite 635
                                      Encino, California 91436
                                      Tel No. 818-981-4519  Fax No. 818-981-2658

                              (ii) if to the Sellers, to:

                                      James Epperson
                                      327 West Lebanon Street
                                      Mt. Airy, NC 27030
                                      Tel No. 336-789-3095
                                      Fax No. 336-789-2155

                                      With a copy to:

                                      Michael J. Wenig, Esq.
                                      Tuggle Duggins & Meschan PA
                                      228 West Market Street
                                      Greensboro, NC 27401
                                      Tel No. 336-271-5216
                                      Fax No. 336-274-6590

     Any Notice, other than a Notice sent by registered or certified mail, shall be effective when received; a Notice sent by registered or certified mail, postage prepaid return receipt requested, shall be effective on the earlier of when received or the third day following deposit in the United States mails. Any party may from time to time change its address for further Notices hereunder by giving notice to the other parties in the manner prescribed in this Section.

     e) Entire Agreement. This Agreement contains the sole and entire agreement and understanding of the parties with respect to the entire subject matter of this Agreement, and any and all prior discussions, negotiations, commitments and understandings, whether oral or otherwise, related to the subject matter of this Agreement are hereby merged herein.

     f) Assignment. No party may assign this Agreement, and any attempted or purported assignment or any delegation of any party's duties or obligations arising under this Agreement to any third party or entity shall be deemed to be null and void, and shall constitute a material breach by such party of its duties and obligations under this Agreement. This Agreement shall inure to the benefit of and be binding upon any successors of each party by way of merger or consolidation.

     g) Waiver and Amendment. No provision of this Agreement may be waived unless in writing signed by all the parties to this Agreement, and waiver of any one provision of this Agreement shall not be deemed to be a waiver of any other provision. This Agreement may be amended only by a written agreement executed by all of the parties to this Agreement.

     h) Governing Law. This Agreement has been made and entered into in the State of California and shall be construed in accordance with the laws of the State of California without giving effect to the principles of conflicts of law thereof.

     i) Severability. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be or become prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     j) Captions. The various captions of this Agreement are for reference only and shall not be considered or referred to in resolving questions of interpretation of this Agreement.

     k) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     l) Costs and Attorneys' Fees. If any action, suit, arbitration or other proceeding is instituted to remedy, prevent or obtain relief from a default in the performance by any party to this Agreement of its obligations under this Agreement, the prevailing party shall recover all of such party's attorneys' fees incurred in each and every such action, suit, arbitration or other proceeding, including any and all appeals or petitions therefrom. As used in this Section, attorneys' fees shall be deemed to mean the full and actual costs of any legal services actually performed in connection with the matters involved calculated on the basis of the usual fee charged by the attorney performing such services and shall not be limited to "reasonable attorneys' fees" as defined in any statute or rule of court.

     m) Rights Cumulative. No right granted to the parties under this Agreement on default or breach is intended to be in full or complete satisfaction of any damages arising out of such default or breach, and each and every right under this Agreement, or under any other document or instrument delivered hereunder, or allowed by law or equity, shall be cumulative and may be exercised from time to time.

     n) Judicial Interpretation. Should any provision of this Agreement require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any Person by reason of the rule of construction that a document is to be construed more strictly against the Person who itself or through its agent prepared the same, it being agreed that all parties have participated in the preparation of this Agreement.

     o) Force Majeure. If any party to this Agreement is delayed in the performance of any of its obligations under this Agreement or is prevented from performing any such obligations due to causes or events beyond its control, including, without limitation, acts of God, fire, flood, earthquake, strike or other labor problem, injunction or other legal restraint, present or future law, governmental order, rule or regulation, then such delay or nonperformance shall be excused and the time for performance thereof shall be extended to include the period of such delay or nonperformance.

     p) Seller Representative. Any consent, approval, demand or waiver required of or made by the Sellers pursuant to this Agreement shall be made by the holders of a majority of the ADVI Shares. The Company shall be entitled to rely, without investigation or inquiry, upon any consent, approval or waiver of the Sellers set forth in any written certificate, instrument or other document signed by the Seller Representative as to any such approval, consent, waiver or notice of the Sellers, and any such written agreement, certificate or other document shall be binding upon all Sellers.

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

     IN WITNESS WHEREOF, this Agreement has been made and entered into as of the date and year first above written.



                                           SITESTAR CORPORATION
                                           a Nevada corporation



                                           By:   /s/ Clinton J. Salle
                                                -------------------------
                                           Its: President

                                             /s/ James N. Epperson
                                           ---------------------------------
                                           James N. Epperson

                                             /s/ Tamara S. Epperson
                                           ---------------------------------
                                           Tamara S. Epperson


                                           ---------------------------------
                                           Witness

                                    EXHIBIT A
                                 (See attached)

     o    Assumed Debt Detail


                                    EXHIBIT B

     o    Asset Schedule


                                    EXHIBIT C

     o    ADVI Recasted Consolidated Gross Revenue 05/31/01

     o    ADVI Recasted Consolidated Net Income (05/31/01)


                                    EXHIBIT D

     o    ADVI Charter Documents


                                    EXHIBIT E

     o    Sellers' Disclosure Schedule


                                    EXHIBIT F

     o    Employment Agreement (James Epperson)


                                    EXHIBIT G

     o    Employee Schedule




                                       41